Exhibit 10.1

AGREEMENT

This AGREEMENT, dated March 6, 2020 (this “Agreement”), is by and between Rayonier Advanced Materials Inc. (the “Company”), on the one hand, and Pangaea Ventures, L.P. and Ortelius Advisors, L.P. (together, the “Pangaea Parties” and together with the Company, the “parties”), on the other hand. In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Governance Matters. The Company shall nominate only DeLyle W. Bloomquist, Paul G. Boynton, and David Mariano (the “Nominees”) as Class III directors of the Board of Directors of the Company (the “Board”) at the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”), and the Company has been informed by each Nominee that such Nominee shall serve in such capacities if so elected at the 2020 Annual Meeting. The Board shall separate the Chair and CEO role, effective as of the conclusion of the 2020 Annual Meeting. C. David Brown shall tender his resignation as a director of the Company, such resignation to be effective as of the conclusion of the 2020 Annual Meeting, and the Board shall appoint Ivona Smith to fill the vacancy created as a result of such resignation.

Section 2.    Support. The Pangaea Parties agree to vote all shares beneficially owned by them in favor of the election of the Nominees at the 2020 Annual Meeting.

Section 3.    Withdrawal of Nominations and Stockholder Proposal. The Pangaea Parties hereby withdraw the nomination of all of their candidates for election to the Board at the 2020 Annual Meeting and agree not to nominate any other person for election to the Board at the 2020 Annual Meeting. The Pangaea Parties hereby withdraw all of their stockholder proposals pursuant to Rule 14a-8 under the Exchange Act for the 2020 Annual Meeting and agree not to submit any other stockholder proposal for the 2020 Annual Meeting.

Section 4.    Representations and Warranties. Each party represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered by such party and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 5.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements entered into and performed solely within the State of Delaware. EACH PARTY ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE, for any actions, suits or proceedings arising out of, or relating to, this Agreement or the matters contemplated hereby, and each party agrees not to commence any action, suits or proceeding relating thereto except in such courts.

Section 6.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement. Signatures to this agreement transmitted by facsimile transmission, by electronic mail in

“portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Paul G. Boynton
Name:	Paul G. Boynton
Title:	President and Chief Executive Officer

PANGAEA VENTURES, L.P.

BY:	ORTELIUS ADVISORS GP I, LLC, its general partner

By:	/s/ Peter DeSorcy
Name:	Peter DeSorcy
Title:	Managing Member

ORTELIUS ADVISORS, L.P.

BY:	ORTELIUS MANAGEMENT, LLC, its general partner

By:	/s/ Peter DeSorcy
Name:	Peter DeSorcy
Title:	Managing Member